Exhibit 10.12

FORM OF SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of August 29, 2012, is made and entered into by and between LabStyle Innovations Corp., a company incorporated under the laws of the Delaware (the “Company”), and each of the purchasers who have executed a signature page to this Agreement (each a “Purchaser” and collectively the “Purchasers”).

WHEREAS, the board of directors of the Company (the “Board”) has determined that it is in the Company’s best interest to raise capital in the amount of US$1,500,000 (this “Financing”) by means of the issuance of 1,500,000 units (each, a “Unit”), at a price of US$1.00 per Unit, with each Unit consisting of: (i) one (1) share of the Company’s common stock, par value US$0.0001 per share (the “Common Stock”) and (ii) one (1) warrant (in the form attached hereto as Exhibit A, collectively, the “Warrants”) to purchase one (1) share (collectively, the “Warrant Shares”) of Common Stock at a price per share of US$1.00 (such Units, Common Stock, Warrants and Warrant Shares offered hereby, the “Purchased Securities”); and

WHEREAS, the Purchasers, each individually, wish to purchase the Purchased Securities from the Company on the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.             Purchase and Sale of Purchased Securities.

(a)          Subject to the terms and conditions of this Agreement, each Purchaser, individually and not jointly, irrevocably and unconditionally agrees and undertakes to purchase, and the Company agrees to sell and issue to each Purchaser, a number of Units in the amount set forth on the Purchaser’s signature page hereto at a purchase price of US$1.00 per Unit. The aggregate purchase price for the Units for each Purchaser (the “Investment Amount”) will be paid in United States Dollars in accordance with Section 2 hereof. No certificates for Units will be issued and only certificates for the aggregate shares of Common Stock and aggregate Warrants purchased will be issued.

(b)          The Investment Amount of each Purchaser shall be funded in three tranches (each, a “Tranche”), as follows:

(i)          The first Tranche, to be funded as of the date hereof, shall be in the aggregate amount of Five Hundred Thousand Dollars (US$500,000.00) (the “First Tranche”).

(ii)         The second Tranche (the “Second Tranche”), to be funded on the 90th day following the Effective Date (as defined below) (or the next applicable business day) (the “Second Tranche Funding Date”), shall be in the aggregate amount of Five Hundred Thousand Dollars (US$500,000.00).

(iii)        The third Tranche (the “Third Tranche”), to be funded on the 180th day following the Effective Date (or the next applicable business day) (the “Third Tranche Funding Date”), shall be in the aggregate amount of Five Hundred Thousand Dollars (US$500,000.00).

(c)          As used herein, the term “Effective Date” means the date as of which both: (i) a registration statement covering the shares of Common Stock included as part of the Units has been declared effective by the Securities and Exchange Commission and (ii) the Company has received a ticker symbol for its Common Stock and caused its Common Stock to be eligible for trading on the Over-the-Counter Bulletin Board, OTCQB Market or similar trading system.

(d)          Each Purchaser irrevocably and unconditionally agrees to fund their pro rata portions of the First Tranche, Second Tranche and Third Tranche. To evidence such obligation, each Purchaser shall, as of the date hereof, execute and deliver to the Company a Promissory Note, in the form attached hereto as Exhibit B, which shall memorialize such Purchaser’s obligation to fund their respective Investment Amounts following the funding of the First Tranche.

2.            Deliveries.

(a)          As of the date hereof, the Company shall issue to each Purchaser against payment of the First Tranche: (i) a certificate representing the shares of Common Stock purchased by such Purchaser with the funding of the First Tranche and (ii) a Warrant for the amount Warrant Shares purchased by such Purchaser with the funding of the First Tranche.

(b)          As of the Second Tranche Funding Date, the Company shall issue to each Purchaser against payment of the Second Tranche: (i) a certificate representing the shares of Common Stock purchased by such Purchaser with the funding of the Second Tranche and (ii) a Warrant for the amount Warrant Shares purchased by such Purchaser with the funding of the Second Tranche.

(c)          As of the Third Tranche Funding Date, the Company shall issue to each Purchaser against payment of the Third Tranche: (i) a certificate representing the shares of Common Stock purchased by such Purchaser with the funding of the Third Tranche and (ii) a Warrant for the amount Warrant Shares purchased by such Purchaser with the funding of the Third Tranche.

(d)          Deliver to the Company of the Investment Amount by each Purchaser shall be undertaken by means of a wire transfer of immediately available funds to the following Company account:

Bank: Citibank NA

ABA Number: 021000089

Account #: 4055-3953

Account Name: Charles Schwab & Co., Inc.

For further credit: LabStyle Innovations Corp., Schwab Account Number 4458-0958

Reference: [Purchaser Name]

3.            Representations and Warranties.

(a)          Mutual Representations. Each of the Purchasers, individually, and the Company represents and warrants to the other as follows:

(i)          If a corporation, limited partnership, limited liability company or other entity, it is duly organized and validly existing in the jurisdiction of its organization or incorporation.

(ii)         It has the full right, power and authority to execute, deliver and perform this Agreement and the other documents which are attached hereto, and to consummate the transactions contemplated hereby and thereby except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2

(iii)        All corporate or other actions necessary for the authorization, execution, delivery, and performance of all of such party’s obligations under this Agreement and the other documents contemplated hereby, and for the sale and purchase of the Purchased Securities being sold under this Agreement and the other transactions contemplated hereby, has been taken.

(iv)        There are no actions, suits, proceedings or investigations pending against such party’s assets before any court or governmental agency (nor, to such party’s knowledge, is there any threat thereof) which would impair in any way such party’s ability to enter into and fully perform its commitments and obligations under this Agreement or the transactions contemplated hereby.

(v)         The execution, delivery and performance of this Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or asset of such party or any of its subsidiaries pursuant to (A) the charter, by-laws or other governing documents of such party or any of its subsidiaries, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such party or any of its subsidiaries or any of their properties, or (C) any agreement or instrument to which such party or any of its subsidiaries is a party or by which such party or any of its subsidiaries is bound or to which any of the properties of such party or any of its subsidiaries is subject.

(b)          Representations and Warranties of the Company. The Company represents and warrants to each Purchaser individually as follows:

(i)          The total authorized capital of the Company consists of 45,000,000 shares of Common Stock, 11,961,000 of which are outstanding as of the date hereof, and 5,000,000 shares of preferred stock, par value $0.0001 per share, none of which are outstanding as of the date hereof. As of the date hereof, there are outstanding warrants to purchase an aggregate of 3,425,400 shares of Common Stock and vested options to purchase an aggregate of 860,000 shares of Common Stock.

(ii)         The Purchased Securities, when issued, sold and delivered (as applicable) in accordance with this Agreement, will be duly authorized, validly issued in compliance with applicable law, fully paid and non-assessable, and free and clear of any liens, rights, or any other restriction, except for restrictions made in accordance to this Agreement, the Certificate of Incorporation and applicable law.

(c)          Representations and Warranties of the Purchasers. Each Purchaser individually represents and warrants to the Company as follows:

(i)          Attached hereto as Exhibit C is a listing of risk factors for consideration in connection with the Financing (the “Risk Factors”). The Purchaser has carefully reviewed, understands, acknowledges and confirms Purchaser’s understanding of the Risk Factors.

(ii)         The Purchaser acknowledges and understands that the Company is a start-up venture with very little current capital resources and that, therefore, an investment in the Company involves a very high degree of risk and should not be undertaken if the Purchaser cannot afford to lose the Purchaser’s entire investment in the Company.

(iii)        The Purchaser acknowledges and confirms that: (i) the Purchaser can bear the economic risk of the purchase of the Purchased Securities, including a total loss of the Purchaser’s Investment Amount and (ii) the Purchaser’s investment in the Company is reasonable in relation to Purchaser’s net worth and financial needs.

3

(iv)        The Purchaser is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the U.S. Securities Act of 1933, as amended (the “Act”), and has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of Purchaser’s investment in the Purchased Securities, of making an informed investment decision with respect thereto, and has the ability and capacity to protect Purchaser’s interests. The Purchaser further represents and warrants that it is an experienced investor in the securities of companies in the early development stage and specifically in the securities of companies which specialize in the research and development of medical devices.

(v)         The Purchaser represents that the Purchased Securities are being purchased solely for investment purposes, for Purchaser’s own account, and not as nominee or agent for any third party person or entity and without any present intention to sell or distribute all or any part of the Purchased Securities. The Purchaser has not been formed for the specific purpose of acquiring the Purchased Securities.

(vi)        The Purchaser has been afforded an opportunity to the Purchaser’s satisfaction to ask questions and receive answers of and from the Company’s management regarding the Company’s business, management, financial affairs as well as the terms and conditions of the Financing, and has further been afforded an opportunity to review all relevant business and financial information and documents with respect to the business of the Company (including the Company’s cash on hand as of the date hereof). Purchaser acknowledges that the Purchaser has received and reviewed all such information and documents or has waived its right to receive and review such information and documents in connection with the making by the Purchaser of an informed decision with respect to an investment in the Purchased Securities.

(vii)       The Purchaser has carefully considered and has discussed with the Purchaser’s legal, tax, accounting and financial advisors, to the extent the Purchaser has deemed necessary, the suitability of an investment in the Purchased Securities and Purchaser’s participation in the transactions contemplated by this Agreement for the Purchaser’s particular federal, state, local and foreign tax and financial situation and has independently determined that an investment in the Purchased Securities and participation the transactions contemplated by this Agreement are suitable for the Purchaser. The Purchaser has relied solely on such advisors and not on any statements or representations of the Company or any of its agents. The Purchaser understands that the Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of an investment in the Purchased Securities or the transactions contemplated by this Agreement.

(viii)      The Purchaser has not been furnished with any oral representation or oral information in connection with or in any way relating to the Financing or the business or prospects of the Company that is not contained in, or is in any way contrary to or inconsistent with, statements made in this Agreement or the disclosures contained in the Risk Factors.

(ix)         The Purchaser understands that no public market now exists for the Common Stock or any Purchased Securities, and that the Company has made no assurances that a public market will ever exist for the Common Stock or any Purchased Securities, and further that the Purchased Securities, when issued, will be “restricted securities” and as a result, the Purchaser acknowledges that the Purchased Securities and any component thereof must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available.

(x)          The Purchaser represents that the Purchaser is not subscribing for the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the Internet, television or radio or presented at any seminar or meeting or any public announcement or filing of or by the Company or any of their affiliates, agents or representatives.

4

(xi)         The Purchaser understands that certificates for the Common Stock and Warrants issued hereunder and any securities issued in respect of or exchange therefore shall bear the following legend (together with any legend set forth in, or required by, the other agreements to which the Company is a party or any legend required by applicable securities laws):

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED OR OTHERWISE SOLD UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPTION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT APPLICABLE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS IS AVAILABLE.”

(xii)        If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Purchased Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Purchased Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Purchased Securities. The Purchaser’s subscription and payment for and continued beneficial ownership of the Purchased Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

(xiii)       The Purchaser’s address as set forth on the signature page hereto is complete and accurate as the Purchaser’s primary business address or residence as of the date hereof.

4.             Conditions to Second and Third Tranches. The Company’s obligation to sell and issue the Purchased Securities to each Purchaser in connection with the Second Tranche and the Third Tranche is subject to the condition that the representations and warranties made by such Purchaser in this Agreement shall have been true and correct as of the date hereof, and shall be true and correct as of the Second Tranche Funding Date and Third Tranche Funding Date, as applicable, and the Purchaser shall have paid the applicable Investment Amounts due by such Purchaser as of the Second Tranche Funding Date and Third Tranche Funding Date, as applicable.

5.             Confidentiality. Except as required by law, rule or regulation, the Company and each Purchaser shall keep the terms and conditions of this Agreement and the transactions contemplated hereby as strictly confidential.

6.             Indemnification. The Company and each Purchaser (in this context, each an “Indemnifying Party”) will indemnify, defend and hold harmless the other party, and each of its affiliates, directors, officers, stockholders, members, partners, attorneys, accountants, agents and employees, and their respective heirs, successors and assigns (collectively, an “Indemnified Party”), from, against and in respect of all losses, damages, liabilities and expenses (including reasonable legal fees and costs) imposed on, sustained, incurred or suffered by or asserted against any Indemnified Party, directly or indirectly relating to or arising out of any of the following: (i) any fact or circumstance that constitutes a breach of any representation or warranty of the Indemnifying Party contained herein; and (ii) any act or omission that constitutes a breach of any covenant or agreement of the Indemnifying Party contained herein.

5

7.             Limitation of Liability

(a)          In no event shall any party hereto be liable for any consequential, indirect, special, incidental, exemplary or punitive damages (even if a party has been advised of the possibility of such damages), including, without limitation, loss of revenue, anticipated profits or lost business.

(b)          The sole and exclusive liability of the Company its stockholders, officers, directors, employees or agents towards each Purchaser and its stockholders, officers, directors, employees, partners, members, managers, beneficiaries or agents under this Agreement shall be limited to the Investment Amount on the account of the Purchased Securities to be purchased hereunder by such Purchaser.

(c)          The Company its stockholders, officers, directors, employees or counsels shall have no liability towards a Purchaser with respect to any claim raised by a Purchaser in connection with this Agreement after the lapse of 12 months following the date hereof.

8.             Miscellaneous

(a)          Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(b)          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

(c)          No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

(d)          Entire Agreement. This Agreement embodies the entire agreement between the parties and supersedes all other agreements or understandings between any of the parties in connection to the subject matters hereof and thereof.

(e)          No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(f)          Amendments and Waivers. With respect to each Purchaser, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and such Purchaser.

(g)          Severability. In the event that any of the provisions of this Agreement shall be held by a court or other body of competent jurisdiction, to be unenforceable, the remaining portions of this Agreement shall remain in full force and effect, and the parties agree that in such case they shall negotiate, in good faith, a substitute, enforceable provision which most nearly effects the parties’ intent in entering into this Agreement.

6

(h)          Governing Law; Venue; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement, the Note or the transactions contemplated hereby shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, THE NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(i)          Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same; or (iv) three business days after deposit with registered U.S mail . The addresses and facsimile numbers for such communications shall be: (A) if to the Company, LabStyle Innovations Corp., 40 E. Main Street, Newark, DE 19711, Telephone: (646) 259-3321, Fax Number: (646) 349-3180, Attention: Chief Executive Officer, with a copy (which shall not constitute notice) to Ellenoff Grossman & Schole LLP, 150 E. 42nd Street, 11th Floor, New York, NY 10017, Telephone: (212) 370-1300, Facsimile:(212) 370-1300, Attention: Lawrence A. Rosenbloom, Esq. and (B) if to a Purchaser, to its address and facsimile number set forth on the signature page hereto, or in each case, to such other address and/or facsimile number as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

(j)          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument. Such counterparts may be delivered by facsimile or e-mail/.pdf transmission, which shall constitute valid delivery thereof.

[Signature Pages Follow]

7

IN WITNESS WHEREOF, each Purchaser and the Company have caused its respective signature page to this Stock Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

LABSTYLE INNOVATIONS CORP.

By:
Name:
Title:

Company Signature Page to Securities Purchase Agreement

IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

Print Name(s)	Social Security Number(s)

Signature(s) of Purchaser(s)	Signature(s)

Investment Amount

Date	Address

Individual Signature Page to Securities Purchase Agreement

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

Name of Partnership, Corporation, Limited Liability Company or Trust	Federal Taxpayer Identification Number

By:
Name:	State of Organization
Title:

Investment Amount

Date	Address

Entity Signature Page to Securities Purchase Agreement

Exhibit A

Warrant

[attached hereto]

Exhibit B

Note

[attached hereto]

Exhibit C

Risk Factors

An investment in the Company is very speculative, involves a high degree of risk and may result in the loss of your entire investment. Any person considering an investment in the Company should consult with his, her or its legal, tax and financial advisors prior to making an investment.

The risks discussed below should be considered carefully. The list of risks and uncertainties set forth below is not exhaustive. Additional risks and uncertainties not presently known to the Company may also adversely affect the Company’s business. Any of the following risks or uncertainties that develop into actual events could have a material adverse effect on the Company’s business, financial condition or results of operations.

Risk Related to Our Company and our Business

We are a recently formed “start-up” company which currently has a no operating history or results of operations.

We were formed only recently, in August 2011. As such, we are a development stage, “start-up” company with no history of operations, and our only assets consist of $2.08 million in net cash proceeds raised in our private placement which we undertook from September 2011 through March 2012 (the “2011-2012 Private Placement”) and the intellectual property contributed to us by our founders on October 27, 2011. As of August 1, 2012, we had approximately $880,000 of cash and cash equivalents. We are, and expect for the foreseeable future to be, subject to all the risks and uncertainties inherent in a new business and the development and sale of new medical devices. As a result, we still must establish many functions necessary to operate a business, including finalizing our managerial and administrative structure, continuing product and technology development, assessing and commencing our marketing activities, implementing financial systems and controls and personnel recruitment.

Accordingly, you should consider our prospects in light of the costs, uncertainties, delays and difficulties frequently encountered by companies in the early stages of development, particularly those in the medical device field. Potential investors should carefully consider the risks and uncertainties that a new company with a no operating history will face. In particular, potential investors should consider that there is a significant risk that we will not be able to:

•	implement or execute our current business plan, or that our business plan is sound;

•	maintain our anticipated management and advisory team;

•	raise sufficient funds in the capital markets to effectuate our business plan;

•	determine that the processes and technologies that we have developed are commercially viable; and/or

•	attract, enter into or maintain contracts with, and retain customers.

If we cannot execute any one of the foregoing, our business may fail, in which case you would lose the entire amount of your investment in our company.

1

Given our lack of revenue and cash flow, we will need to raise additional capital, which may be unavailable to us or, even if consummated, may cause dilution or place significant restrictions on our ability to operate.

Since we might be unable to generate sufficient, if any, revenue or cash flow to fund our operations for the foreseeable future, we will likely need to seek additional equity or debt financing to provide the capital required to maintain or expand our operations. We may also need additional funding for developing products and services, increasing our sales and marketing capabilities, promoting brand identity, and acquiring complementary companies, technologies and assets, as well as for working capital requirements and other operating and general corporate purposes. Moreover, the regulatory compliance arising out of being a publicly registered company will dramatically increase our costs.

We do not currently have any arrangements or credit facilities in place as a source of funds, and there can be no assurance that we will be able to raise sufficient additional capital on acceptable terms, or at all. If such financing is not available on satisfactory terms, or is not available at all, we may be required to delay, scale back or eliminate the development of business opportunities and our operations and financial condition may be materially adversely affected.

If we raise additional capital by issuing equity securities, the percentage ownership of our existing stockholders will be reduced, and accordingly these stockholders may experience substantial dilution. We may also issue equity securities that provide for rights, preferences and privileges senior to those of our common stock.

Debt financing, if obtained, may involve agreements that include liens on our assets, covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, could increase our expenses and require that our assets be provided as a security for such debt. Debt financing would also be required to be repaid regardless of our operating results.

If we raise additional funds through collaborations and licensing arrangements, we may be required to relinquish some rights to our technologies or candidate products, or to grant licenses on terms that are not favorable to us.

Funding from any source may be unavailable to us on acceptable terms, or at all. If we do not have sufficient capital to fund our operations and expenses, we may not be able to achieve or maintain competitiveness, which could lead to the failure of our business and the loss of your investment.

We have not generated, nor do we expect to generate, revenue for the foreseeable future, and we further expect incur losses for the foreseeable future.

To date, we have not generated revenue since our initial product, Dario, is only in the relatively early stages of development and not ready for commercial sale. Although we expect to launch Dario in 2013, no assurances can be given that we will be able to do so in accordance with such time frame or at all. Because of the various risks and uncertainties associated with developing, obtaining regulatory approvals and marketing Dario, we are unable to predict with any certainty the extent of any future revenues, cash flows, profits or losses or when we will generate positive cash flow or become profitable, if at all. We expect that we will continue to incur significant and increasing operating losses for the foreseeable future as we attempt to initiate and then expand our sales. These losses, among other things, will have an adverse effect on our stockholders’ equity and working capital. Failure to generate revenue or achieve profitability would materially adversely affect the value of our company and our ability to establish and grow our business.

2

We can not accurately predict the volume or timing of any future sales, making the timing of any revenues difficult to predict.

We may be faced with lengthy customer evaluation and approval processes associated with our products. Consequently, we may incur substantial expenses and devote significant management effort and expense in developing customer adoption of our products, which may not result in revenue generation. As such, we can not accurately predict the volume or timing of any future sales.

Our independent registered public accounting firm has expressed in its auditors’ report to our financial statements a substantial doubt about our ability to continue as a going concern.

We are an early stage company, and the development and commercialization of our product is uncertain and expected to require substantial expenditures. We have not yet generated any revenues from our operations to fund our activities, and are therefore dependent upon external sources for financing our operations. There is a risk that we will be unable to obtain necessary financing to continue our operations on terms acceptable to us or at all. As a result, our independent registered public accounting firm has expressed in its auditors’ report on the financial statements a substantial doubt regarding our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of the uncertainty regarding our ability to continue as a going concern. If we cannot continue as a going concern, our stockholders may lose their entire investment in the common stock.

We expect to derive substantially all of our revenues from our principal technology, which leaves us subject to the risk of reliance on such technology.

We expect to derive substantially all of our revenues from sales of products derived from our principal technology. Our initial product utilizing this technology is Dario. As such, any factor adversely affecting sales of Dario, including the product release cycles, regulatory issues, market acceptance, product competition, performance and reliability, reputation, price competition and economic and market conditions, would likely harm our operating results. We may be unable to develop other products utilizing our technology, which would likely lead to the failure of our business.

Moreover, if patent protection is not available for our principal technology, the viability of Dario and any other products that may be derived from such technology would likely be adversely impacted to a significant degree, which would materially impair our prospects.

Our future performance will depend on the continued engagement of key members of our management team, most of whom are rendering service on a part-time basis.

Our future performance depends to a large extent on the continued services of members of our current management and other key personnel including, in particular, Dr. Oren Fuerst, our Chief Executive Officer, Shilo Ben Zeev, our President and Chief Operating Officer, and Mordechi (Motty) Hershkowitz, our Chief Financial Officer. In the event that we lose the continued services of such key personnel for any reason, this could have a material adverse affect on our business, operations and prospects. Moreover, Dr. Fuerst is not contractually required to spend a minimum amount of his business time on our company’s affairs. There is therefore a risk that other obligations could distract Dr. Fuerst and any of our other part time employees from our business, which could have a negative impact on our ability to effectuate our business plans.

3

If we are not able to attract and retain highly skilled managerial, scientific and technical personnel, we may not be able to implement our business model successfully.

We believe that our management team must be able to act decisively to apply and adapt our business model in the rapidly changing markets in which we will compete. In addition, we will rely upon technical and scientific employees or third party contractors to effectively establish, manage and grow our business. Consequently, we believe that our future viability will depend largely on our ability to attract and retain highly skilled managerial, sales, scientific and technical personnel. In order to do so, we may need to pay higher compensation or fees to our employees or consultants than we currently expect and such higher compensation payments would have a negative effect on our operating results.

Competition for experienced, high-quality personnel is intense and we cannot assure that we will be able to recruit and retain such personnel. We may not be able to hire or retain the necessary personnel to implement our business strategy. Our failure to hire and retain such personnel could impair our ability to develop new products and manage our business effectively.

We will be subject to the risk of reliance on third parties to conduct our clinical trial work.

We will depend on independent clinical investigators to conduct our single clinical trial required for Dario and likely future clinical trials that we will conduct. Contract research organizations may also assist us in the collection and analysis of data. These investigators and contract research organizations will not be our employees and we will not be able to control, other than by contract, the amount of resources, including time that they devote to products that we develop. If independent investigators fail to devote sufficient resources to or clinical trials, or if their performance is substandard, it will delay the approval or clearance and commercialization of any products that we develop. Further, the U.S. Food and Drug Administration (or FDA) and other regulatory bodies around the world require that we comply with standards, commonly referred to as good clinical practice, for conducting, recording and reporting clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of trial subjects are protected. If our independent clinical investigators and contract research organizations fail to comply with good clinical practice, the results of our clinical trials could be called into question and the clinical development of our product candidates could be delayed. Failure of clinical investigators or contract research organizations to meet their obligations to us or comply with federal regulations could adversely affect the clinical development of our product candidates and harm our business.

We will rely on third parties to manufacture and supply our product candidates.

We do not own or operate manufacturing facilities for clinical or commercial production of Dario. We lack the resources and the capability to manufacture Dario on a commercial scale. If our future manufacturing partners are unable to produce our products in the amounts that we require, we may not be able to establish a contract and obtain a sufficient alternative supply from another supplier on a timely basis and in the quantities we require. We expect to depend on third-party contract manufacturers for the foreseeable future.

Dario requires, and our future product candidates, if any, likely will require precise, high quality manufacturing. Any of our contract manufacturers will be subject to ongoing periodic unannounced inspection by the FDA and other non-U.S. regulatory authorities to ensure strict compliance with quality system regulations, including current good manufacturing practices and other applicable government regulations and corresponding standards. If our contract manufacturers fail to achieve and maintain high manufacturing standards in compliance with quality system regulations, we may experience manufacturing errors resulting in patient injury or death, product recalls or withdrawals, delays or interruptions of production or failures in product testing or delivery, delay or prevention of filing or approval of marketing applications for our products, cost overruns or other problems that could seriously harm our business.

4

Any performance failure on the part of our contract manufacturers could delay clinical development or regulatory clearance or approval of our product candidates or commercialization of our future product candidates, depriving us of potential product revenue and resulting in additional losses. In addition, our dependence on a third-party for manufacturing may adversely affect our future profit margins. Our ability to replace an existing manufacturer may be difficult because the number of potential manufacturers is limited and the FDA must approve any replacement manufacturer before it can begin manufacturing our product candidates. Such approval would require additional non-clinical testing and compliance inspections. It may be difficult or impossible for us to identify and engage a replacement manufacturer on acceptable terms in a timely manner, or at all.

Supply problems could harm our business.

Our initial product, Dario, will primarily be marketed via the Internet, directly to consumers. Our ability to generate sales of Dario will depend on our ability to:

•	procure components such as strips and adaptors on a timely basis from a limited number of suppliers and manufactures;

•	assemble and ship products to consumers on a timely basis with appropriate quality control;

•	develop online distribution and shipment processes; and

•	manage inventory and develop processes to deliver customer support.

Our inability to achieve any of the foregoing could significantly impair our ability to operate our business.

We anticipate that in the future we will generally commit to purchase component parts from suppliers based on sales forecasts of our products. If we cannot change or be released from these non-cancelable purchase commitments, and if orders for our products do not materialize, we could incur significant costs related to the purchase of excess components which could become obsolete before we can use them. Additionally, a delay in production of the components or inaccuracy in our sales forecast could materially adversely impact our operating results if we are unable to timely ship ordered products or provide replacement parts under warranty or maintenance contracts.

If Dario fails to satisfy current or future customer requirements, we may be required to make significant expenditures to redesign the product, and we may have insufficient resources to do so.

Dario is being designed to address an evolving marketplace and must comply with current and evolving customer requirements in order to gain market acceptance. There is a risk that Dario will not meet anticipated customer requirements or desires. If we are required to redesign our products to address customer demands or otherwise modify our business model, we may incur significant unanticipated expenses and losses, and we may be left with insufficient resources to engage in such activities. If we are unable to redesign our products, develop new products or modify our business model to meet customer desires or any other customer requirements that may emerge, our operating results would be materially adversely affected and our business might fail.

5

Failure in our online marketing efforts could significantly impact our ability to generate sales.

In many of our principal target markets, we plan to primarily utilize online marketing in order to create awareness to Dario. Our management believes using online advertisement through affiliate networks and a variety of other pay-for-performance methods will be superior for marketing and generating sales of Dario versus utilizing traditional, expensive retail channels. However, there is a risk that our marketing strategy could fail. Because we don’t plan to use a traditional retail sales force or to substantially rely on diabetic’s healthcare providers to educate our customers about Dario, we cannot predict the level of success, if any, that we may achieve by marketing Dario via Internet. The failure of our online marketing efforts would significantly and negatively impact our ability to generate sales.

As we expand our business internationally, we will become more susceptible to risks associated with international relationships.

If we are able to commercially launch Dario in the United States and Europe, we intend to expand our business internationally into markets including, but not limited to, Brazil and India. International expansion of our business will require significant management attention, which could negatively affect our business if it diverts their attention from their other responsibilities. In the event that we are unable to expand our operations, our business prospects could be materially and adversely affected. In addition, doing business with foreign customers subjects us to additional risks that we do not generally face in the United States. These risks and uncertainties include:

•	management, communication and integration problems resulting from cultural differences and geographic dispersion;

•	localization of products and services, including translation of foreign languages;

•	longer accounts receivable payment cycles and difficulties in collecting accounts receivable;

•	difficulties supporting international operations;

•	changes in economic and political conditions;

•	impact of trade protection measures;

•	complying with import or export licensing requirements;

•	exchange rate fluctuations;

•	competition from companies with international operations, including large international competitors and entrenched local companies;

•	potentially adverse tax consequences, including foreign tax systems and restrictions on the repatriation of earnings;

•	maintaining and servicing computer hardware in distant locations;

•	keeping current and complying with a wide variety of foreign laws and legal standards, including local labor laws;

6

•	securing or maintaining protection for our intellectual property; and

•	reduced or varied protection for intellectual property rights, including the ability to transfer such rights to third parties, in some countries.

The occurrence of any or all of these risks could adversely affect our proposed expanded international business and, consequently, our results of operations and financial condition. Such international expansion will require additional capital, which may not be available on satisfactory terms, or at all.

We expect to be exposed to fluctuations in currency exchange rates, which could adversely affect our results.

Because we expect to conduct a material portion of our business outside of the United States but report our financial results in U.S. Dollars, we face exposure to adverse movements in currency exchange rates. Our foreign operations will be exposed to foreign exchange rate fluctuations as the financial results are translated from the local currency into U.S. Dollars upon consolidation. If the U.S. Dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions will result in increased revenue, operating expenses and net income. Similarly, if the U.S. Dollar strengthens against foreign currencies, the translation of these foreign currency denominated transaction will result in decreased revenue, operating expenses and net income. As exchange rates vary, sales and other operating results, when translated, may differ materially from our or the capital market’s expectations.

Non-U.S. governments often impose strict price controls, which may adversely affect our future profitability.

We intend to seek approval to market Dario and our future product candidates, if any, in both the U.S. and in non-U.S. jurisdictions. If we obtain approval in one or more non-U.S. jurisdictions, we will be subject to rules and regulations in those jurisdictions relating to our products. In some countries, particularly countries of the European Union, each of which has developed its own rules and regulations, pricing may be subject to governmental control under certain circumstances. In these countries, pricing negotiations with governmental authorities can take considerable time after the receipt of marketing approval for a medical device candidate. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of our product to other available products. If reimbursement of our product candidates is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, we may be unable to achieve or sustain profitability.

Our device, our software and associated business processes may contain undetected errors, which could limit our ability to provide our services and diminish the attractiveness of our service offerings.

Our device, our software or our business processes may contain undetected errors, defects or bugs. As a result, our customers or end users may discover errors or defects in our devices, software or the systems we design, or the products or systems incorporating our designs and intellectual property may not operate as expected. We may discover significant errors or defects in the future that we may not be able to fix. Our inability to fix any of those errors could limit our ability to provide our products, impair the reputation of our brand and diminish the attractiveness of our product offerings to our customers.

In addition, we may utilize third party technology or components in our products and we rely on those third parties to provide support services to us. Failure of those third parties to provide necessary support services could materially adversely impact our business.

7

As our management and principal research and development activities are in Israel, we will be faced with the risks associated with doing business in that country.

Our management team and our research and development facilities are located in Israel. Although substantially all of our sales will be made to consumers outside Israel and the manufacturing of Dario will be based primarily on parts made in other countries, we are and will nonetheless be directly influenced by the political, economic and military conditions affecting Israel. For example, Major hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners could have a material adverse effect on our existing business relationships and on our operating results and financial condition. Furthermore, several countries restrict business with Israeli companies, which may impair our ability to create new business relationships or to be, or become, profitable.

Risks Related to Our Intellectual Property

The failure to obtain or maintain patents, licensing agreements and other intellectual property could materially impact our ability to compete effectively.

In order for our business to be viable and to compete effectively, we need to develop and maintain, and we will heavily rely on, a proprietary position with respect to our technologies and intellectual property. We filed a Patent Cooperation Treaty (or PCT) application for a “smartphone based glucose and other body fluids content monitor” in May 2011 (PCT/IL2012/000369) which incorporates two U.S. provisional applications submitted in the preceding year. The PCT covers the specific processes related to blood glucose level measurement as well as more general methods of rapid tests of body fluids. We also plan to obtain numerous Web domains.

However, our patents have not been granted by a patent office. In addition, there are significant risks associated with our actual or proposed intellectual property. The risks and uncertainties that we face with respect to our pending patent and other proprietary rights principally include the following:

•	pending patent applications we have filed or will file may not result in issued patents or may take longer than we expect to result in issued patents;

•	we may be subject to interference proceedings;

•	we may be subject to opposition proceedings in foreign countries;

•	any patents that are issued to us may not provide meaningful protection;

•	we may not be able to develop additional proprietary technologies that are patentable;

•	other companies may challenge patents licensed or issued to us;

•	other companies may have independently developed and/or patented (or may in the future independently develop and patent) similar or alternative technologies, or duplicate our technologies;

•	other companies may design around technologies we have licensed or developed; and

•	enforcement of patents is complex, uncertain and very expensive.

8

We cannot be certain that patents will be issued as a result of any of our pending or future applications, or that any of our patents, once issued, will provide us with adequate protection from competing products. For example, issued patents may be circumvented or challenged, declared invalid or unenforceable, or narrowed in scope. In addition, since publication of discoveries in scientific or patent literature often lags behind actual discoveries, we cannot be certain that we were the first to make our inventions or to file patent applications covering those inventions.

It is also possible that others may have or may obtain issued patents that could prevent us from commercializing our products or require us to obtain licenses requiring the payment of significant fees or royalties in order to enable us to conduct our business. As to those patents that we have licensed, our rights depend on maintaining our obligations to the licensor under the applicable license agreement, and we may be unable to do so.

In addition to patents and patent applications, we depend upon trade secrets and proprietary know-how to protect our proprietary technology. We require our employees, consultants, advisors and collaborators to enter into confidentiality agreements that prohibit the disclosure of our confidential information to any other parties. We will also require our employees and consultants to disclose and assign to us their ideas, developments, discoveries and inventions. These agreements may not, however, provide adequate protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure in violation of these agreements.

Costly litigation may be necessary to protect our intellectual property rights and we may be subject to claims alleging the violation of the intellectual property rights of others.

We may face significant expense and liability as a result of litigation or other proceedings relating to patents and intellectual property rights of others. In the event that another party has also filed a patent application or been issued a patent relating to an invention or technology claimed by us in pending applications, we may be required to participate in an interference proceeding declared by the United States Patent and Trademark Office to determine priority of invention, which could result in substantial uncertainties and costs for us, even if the eventual outcome was favorable to us. We, or our licensors, also could be required to participate in interference proceedings involving issued patents and pending applications of another entity. An adverse outcome in an interference proceeding could require us to cease using the technology, substantially modify it or to license rights from prevailing third parties.

The cost to us of any patent litigation or other proceeding relating to our licensed patents or patent applications, even if resolved in our favor, could be substantial, especially given our early stage of development. Our ability to enforce our patent protection could be limited by our financial resources, and may be subject to lengthy delays. A third party may claim that we are using inventions claimed by their patents and may go to court to stop us from engaging in our normal operations and activities, such as research, development and the sale of any future products. Such lawsuits are expensive and would consume significant time and other resources. There is a risk that a court will decide that we are infringing the third party’s patents and will order us to stop the activities claimed by the patents. In addition, there is a risk that a court will order us to pay the other party damages for having infringed their patents.

Moreover, there is no guarantee that any prevailing patent owner would offer us a license so that we could continue to engage in activities claimed by the patent, or that such a license, if made available to us, could be acquired on commercially acceptable terms. In addition, third parties may, in the future, assert other intellectual property infringement claims against us with respect to our services, technologies or other matters.

9

International patent protection is particularly uncertain, and if we are involved in opposition proceedings in foreign countries we may have to expend substantial sums and management resources.

Patent and other intellectual property law outside the United States is even more uncertain than in the United States and is continually undergoing review and revisions in many countries. Further, the laws of some foreign countries may not protect our intellectual property rights to the same extent as the laws of the United States. For example, certain countries do not grant patent claims that are directed to business methods and processes. In addition, we may have to participate in opposition proceedings to determine the validity of our foreign patents or our competitors’ foreign patents, which could result in substantial costs and diversion of our efforts.

Risks Related to Our Industry

We face intense competition in the self monitoring blood glucose markets and we may not be able to compete in our industry.

With our first product, Dario, we will compete directly and primarily with large pharmaceutical and medical device companies: Abbott Laboratories, Bayer Healthcare Division, Johnson & Johnson LifeScan, Roche Diagnostics and Sanofi. The first four of these companies have more than 90% combined market shares of the Self-Monitoring Blood Glucose (“SMBG”) business and strong research and development capacity for next generation products. Their dominant market position since the late 1990s and significant control over the market could significantly limit our ability to introduce Dario or effectively market and generate sales of the product. We will also compete with numerous second-tier and third-tier competitors.

We are a “start-up” company with no meaningful history of operations, and most of our competitors have long histories and strong reputations within the industry. They have significantly greater financial and human resources than we do. They also have more experience and capabilities in researching and developing testing products, obtaining regulatory approvals, manufacturing and marketing those products than we do. There is a significant risk that we may be unable to overcome the advantages held by our competition, and our inability to do so could lead to the failure of our business and the loss of your investment.

Competition in the SMBG markets is extremely intense, which can lead to, among other things, price reductions, longer selling cycles, lower product margins, loss of market share and additional working capital requirements. To succeed, we must, among other critical matters, gain consumer acceptance for Dario and potential future products incorporating our principal technology and offer better strategic concepts, technical solutions, prices and response time, or a combination of these factors, than those of other competitors. If our competitors offer significant discounts on certain products, we may need to lower our prices or offer other favorable terms in order to compete successfully. Moreover, any broad-based changes to our prices and pricing policies could make it difficult to generate revenues or cause our revenues, if established, to decline. Some of our competitors may bundle certain software products at low prices for promotional purposes or as a long-term pricing strategy. These practices could significantly reduce demand for Dario or potential future products or constrain prices we can charge. Moreover, if our competitors develop and commercialize products that are more effective or desirable than Dario or the other products that we may develop, we may not convince our customers to use our products. Any such changes would likely reduce our commercial opportunity and revenue potential and could materially adversely impact our operating results.

10

It may be difficult for us to establish market acceptance of Dario, which would significantly impair our viability.

We are faced with the risk that the marketplace will not be receptive to Dario over competing products and that we will be unable to compete effectively. Failure of our products to achieve market acceptance could have a material adverse effect on our business, financial condition and results of operations. Factors that could affect our ability to establish Dario or any potential future products include:

•	the development of products or platforms and design and methodology services, which could result in a shift of customer preferences away from our products and services and significantly decrease revenue;

•	the increase use of improved diabetes drugs that could encourage certain diabetics to test less often, resulting in less usage of self-monitoring test device for certain types of diabetics;

•	the challenges of developing (or acquiring externally-developed) technology solutions that are adequate and competitive in meeting the requirements of next-generation design challenges;

•	the significant number of current competitors in SMBG market who have significantly greater name recognition and more recognizable trademarks and who have established relationships with diabetics healthcare providers and payors; and

•	intense competition to attract acquisition targets, which may make it more difficult for us to acquire companies or technologies at an acceptable price or at all.

If we are unable to establish market acceptance of Dario, our business would likely fail and you would lose your investment in our company.

If we fail to respond quickly to technological developments our products may become uncompetitive and obsolete.

The SMBG market and other markets in which we plan to compete experience rapid technology developments, changes in industry standards, changes in customer requirements and frequent new product introductions and improvements. If we are unable to respond quickly to these developments, we may lose competitive position, and our products or technologies may become uncompetitive or obsolete, causing revenues and operating results to suffer. To compete, we must develop or acquire new products and improve our existing products and processes on a schedule that keeps pace with technological developments and the requirements for products addressing a broad spectrum and designers and designer expertise in our industries. We must also be able to support a range of changing customer preferences. For instance, as non-invasive technologies become more readily available in the market, we may be required to adopt our platform to accommodate the use of non-invasive or continuous blood glucose sensors. We cannot guarantee that we will be successful in any manner in these efforts.

11

The regulatory approval process is expensive, time-consuming and uncertain and may prevent us from obtaining approvals for the commercialization of Dario or our future product candidates, if any.

The research, testing, manufacturing, labeling, approval, selling, marketing and distribution of medical devices are subject to extensive regulation by the FDA and non-U.S. regulatory authorities, which regulations differ from country to country.

We are not permitted to market our product candidates in the United States until we receive a clearance letter under the 510(k) premarket notification process, or approval of a Section 515 premarket approval (or PMA) from the FDA, depending on the nature of the device. We have not submitted an application or premarket notification for or received marketing clearance or approval for any of our product candidates. Obtaining approval of any premarket approval can be a lengthy, expensive and uncertain process. While the FDA normally reviews and clears a premarket notification in three months, there is no guarantee that our products will qualify for this more expeditious regulatory process, which is reserved for Class I and II devices, nor is there any assurance that, even if a device is reviewed under the 510(k) premarket notification process, the FDA will review it expeditiously or determine that the device is substantially equivalent to a lawfully marketed non-premarket approval device. If the FDA fails to make this finding, then we cannot market the device. In lieu of acting on a premarket notification, the FDA may seek additional information or additional data which would further delay our ability to market the product. In addition, failure to comply with FDA, non-U.S. regulatory authorities or other applicable U.S. and non-U.S. regulatory requirements may, either before or after product clearance or approval, if any, subject us to administrative or judicially imposed sanctions, including:

•	restrictions on the products, manufacturers or manufacturing process;

•	adverse inspectional observations (Form 483), warning letters or non-warning letters incorporating inspectional observations;

•	civil and criminal penalties;

•	injunctions;

•	suspension or withdrawal of regulatory clearances or approvals;

•	product seizures, detentions or import bans;

•	voluntary or mandatory product recalls and publicity requirements;

•	total or partial suspension of production;

•	imposition of restrictions on operations, including costly new manufacturing requirements; and

•	refusal to clear or approve pending applications or premarket notifications.

The FDA can delay, limit or deny clearance or approval of a medical device candidate for many reasons, including:

•	a medical device candidate may not be deemed safe or effective, in the case of a premarket approval application;

12

•	a medical device candidate may not be deemed to be substantially equivalent to a lawfully marketed non-premarket approval device in the case of a 510(k) premarket notification;

•	FDA officials may not find the data from pre-clinical studies and our Dario clinical trial (or any future trials) sufficient;

•	the FDA might not approve our third-party manufacturer’s processes or facilities; or

•	the FDA may change its clearance or approval policies or adopt new regulations.

We may be unable to commence or complete our Dario clinical trial, or we may experience significant delays in completing such clinical trial, which could significantly delay our targeted product launch timeframe and impair our viability and business plan.

The commencement or completion of our Dario clinical trial could be delayed, suspended or terminated for several reasons, including:

•	our inability to cause functional Dario product to be manufactured for use in the clinical trial;

•	our failure or inability to conduct the clinical trial in accordance with regulatory requirements;

•	sites participating in the trial may drop out of the trial, which may require us to engage new sites for an expansion of the number of sites that are permitted to be involved in the trial;

•	patients may not enroll in, remain in or complete, the clinical trial at the rates we expect; and

•	clinical investigators may not perform our clinical trial on our anticipated schedule or consistent with the clinical trial protocol and good clinical practices.

If our clinical trial is delayed it will take us longer to ultimately commercialize Dario and generate revenues. Moreover, our development costs will increase if we have material delays in our clinical trial or if we need to perform more or larger clinical trials than planned. We may be faced with similar risks in connection with future trials we conduct.

Our failure to meet or maintain necessary or potential regulatory requirements, in relevant target markets, could hurt our ability to distribute and market our products.

Dario or our potential future products may fall under the regulatory purview of various centers at the FDA as described above and similar health authorities in foreign regions or countries where we intend to do business, such as in the European Union. The FDA’s 510(k) clearance process may take from three to twelve months, or longer, and may or may not require human clinical data. The premarket approval process may take from eleven months to three years, or even longer, and will likely require significant supporting human clinical data.

13

In addition, on July 21, 2011, the FDA issued a draft guideline for comment related to mobile medical applications (which we refer to herein as the Guideline). Under the Guideline, the FDA plans to apply its regulatory oversights to certain types of mobile medical devices. We anticipate that Dario will be subject to the FDA’s regulatory oversights and enforcement actions. Delays in obtaining the regulatory clearance or approval from the FDA or its equivalents in foreign market could adversely affect our revenues and profitability. We cannot predict whether or when we will be permitted to commercialize Dario.

We may also become subject to numerous post-marketing regulatory requirements, which include labeling regulations and medical device reporting regulations, which may require us to report to different regulatory agencies if our devices cause or contribute to a death or serious injury, or malfunction in a way that would likely cause or contribute to a death or serious injury. In addition, these regulatory requirements may change in the future in a way that adversely affects us. If we fail to comply with present or future regulatory requirements that are applicable to us, we may be subject to enforcement action by regulatory agencies, which may include, among others, any of the following sanctions:

•	untitled letters, warning letters, fines, injunctions, consent decrees and civil penalties;

•	customer notification, or orders for repair, replacement or refunds;

•	voluntary or mandatory recall or seizure of our current or future products;

•	imposing operating restrictions, suspension or shutdown of production;

•	refusing our requests for 510(k) clearance or pre-market approval of new products, new intended uses or modifications to Dario or future products;

•	rescinding 510(k) clearance or suspending or withdrawing pre-market approvals that have already been granted; and

•	criminal prosecution.

The occurrence of any of these events may have a material adverse effect on our business, financial condition and results of operations.

If we or our manufacturers fail to comply with the FDA’s Quality System Regulation or any applicable state equivalent, our operations could be interrupted and our operating results could suffer.

Under the Guideline, the FDA strongly recommends that manufacturers of mobile medical applications follow the FDA’s Quality System Regulation. We, our manufacturers and suppliers are also subject to the regulations of foreign jurisdictions regarding the manufacturing process if we market our products overseas. If our affiliates, our manufacturers or suppliers are found to be in significant non-compliance or fail to take satisfactory corrective action in response to adverse QSR inspectional findings, the FDA could take enforcement actions against us and our manufacturers which could impair our ability to produce our products in a cost-effective and timely manner in order to meet our customers’ demands. Accordingly, our operating results could suffer.

14

Healthcare policy changes, including ongoing efforts to reform the U.S. healthcare system, may have a material adverse effect on us.

Dario utilizes a standard electrochemical glucose testing method and is expected to benefit from existing regulatory approvals worldwide for traditional, non-disposable monitors, test-strips and lancets, in order to have a more rapid pathway to market. However, the SMBG markets have experienced downward pressure on product pricing because the Federal and state governments have made various cost containment efforts on health care expenditures. Furthermore, the industry faces uncertainty brought by the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010 and of any potential healthcare reform that could impact tax and reimbursement rates. Certain proposals, if passed, would impose limitations on the prices we will be able to charge for our products, or the amounts of reimbursement available for our products from governmental agencies or third-party payors. These limitations could have a material adverse effect on our financial position and results of operations.

We anticipate that legislation could change access to health care products, increase rebates, reduce prices or the rate of price increases, or cap reimbursement rates for medical devices. We also anticipate that legislation could impose sales or excise tax on the medical device manufacturing sector. Any change on medical device taxation and downward trending reimbursement rates would directly impact all aspects of our industry, including our operations and the demand for our products. To the extent such cost containment efforts are not offset by the growth of diabetics population, greater patient access to healthcare and other factors, our future revenues and operating income would be reduced.

We may be subject to federal, state and foreign healthcare fraud and abuse laws and regulations.

Many federal, state and foreign healthcare laws and regulations apply to the SMBG business and medical devices. We may be subject to certain federal and state regulations, including the federal healthcare programs’ Anti-Kickback Law, the federal Health Insurance Portability and Accountability Act of 1996, and other federal and state false claims laws. The medical device industry has been under heightened scrutiny as the subject of government investigations and enforcement actions involving manufacturers who allegedly offered unlawful inducements to potential or existing customers in an attempt to procure their business, including arrangements with physician consultants. If our operations or arrangements are found to be in violation of such governmental regulations, we may be subject to civil and criminal penalties, damages, fines, exclusion from the Medicare and Medicaid programs and the curtailment of our operations. All of these penalties could adversely affect our ability to operate our business and our financial results.

Product liability suits, whether or not meritorious, could be brought against us due to an alleged defective product or for the misuse of Dario or our potential future products. These suits could result in expensive and time-consuming litigation, payment of substantial damages, and an increase in our insurance rates.

If Dario or any of our future products are defectively designed or manufactured, contain defective components or are misused, or if someone claims any of the foregoing, whether or not meritorious, we may become subject to substantial and costly litigation. Misusing our devices or failing to adhere to the operating guidelines or the device producing inaccurate meter readings could cause significant harm to patients, including death. In addition, if our operating guidelines are found to be inadequate, we may be subject to liability. Product liability claims could divert management’s attention from our core business, be expensive to defend and result in sizable damage awards against us. We presently have no insurance against such claims, and even if we are able to obtain such insurance (of which no assurances can be given), we may not have sufficient insurance coverage for all future claims. Any product liability claims brought against us, with or without merit, could increase our product liability insurance rates or prevent us from securing continuing coverage, could harm our reputation in the industry and could reduce revenue. Product liability claims in excess of our insurance coverage would be paid out of cash reserves harming our financial condition and adversely affecting our results of operations.

15

If we are found to have violated laws protecting the confidentiality of patient health information, we could be subject to civil or criminal penalties, which could increase our liabilities and harm our reputation or our business.

There are a number of federal and state laws protecting the confidentiality of certain patient health information, including patient records, and restricting the use and disclosure of that protected information. In particular, the U.S. Department of Health and Human Services promulgated patient privacy rules under the Health Insurance Portability and Accountability Act of 1996 (which we refer to herein as HIPAA). These privacy rules protect medical records and other personal health information by limiting their use and disclosure, giving individuals the right to access, amend and seek accounting of their own health information and limiting most use and disclosures of health information to the minimum amount reasonably necessary to accomplish the intended purpose. If we are found to be in violation of the privacy rules under HIPAA, we could be subject to civil or criminal penalties, which could increase our liabilities, harm our reputation and have a material adverse effect on our business, financial condition and results of operations.

Risks Related to the Ownership of Our Common Stock

There is a risk that the securities purchased by investors will not become registered with the SEC.

The shares of common stock and shares underlying warrants issued to investors in this offering may not be registered for resale with the SEC due to regulatory or other reasons. If this is the case, investors will continue to hold restricted securities that may be difficult or impossible to sell or transfer, even if the value of our company should decrease. If this were to occur, investors could lose their entire investment in our company.

The price of the Shares in this Offering and other terms of this offering have been arbitrarily determined.

If you purchase the securities in this offering, you will pay a price that was not established in a competitive market. Rather, you will pay a price that was arbitrarily determined by us and our advisors. The purchase price for the shares and exercise price for the warrants ($1.00 per share) may bear no relationship to our assets, book value, historical results of operations or any other established criterion of value, and may not be indicative of the fair value or future value of the Shares. The trading price, if any, of the shares that may prevail in any market that may develop in the future, for which there can be no assurance, may be higher or lower than the purchase price.

Our management has broad discretion in using the net proceeds from this offering.

We will have broad discretion in the timing of the expenditures and application of proceeds received in this offering. If we fail to apply the proceeds effectively, we may not be successful in carrying out our proposed business plan. You will have a little or no ability to influence our use of the net proceeds from this offering, and you will not have the opportunity to evaluate all of the economic, financial or other information upon which we may base our decisions to use the net proceeds from this offering.

16

Our majority stockholders will control our company for the foreseeable future, including the outcome of matters requiring shareholder approval.

Our founders and affiliates of Spencer Trask Ventures, Inc., a FINRA member broker-dealer (“Spencer Trask”), collectively and currently own approximately 76.2% of our currently outstanding shares of common stock. This figure does not include 964,400 shares underlying warrants previously issued to Spencer Trask as the placement agent for our 2011-2102 Private Placement or other outstanding warrants. As a result, such entities and individuals will have the ability, acting together, to control the election of our directors and the outcome of corporate actions requiring shareholder approval, such as: (i) a merger or a sale of our Company, (ii) a sale of all or substantially all of our assets, and (iii) amendments to our articles of incorporation and bylaws. This concentration of voting power and control could have a significant effect in delaying, deferring or preventing an action that might otherwise be beneficial to our other shareholders and be disadvantageous to our shareholders with interests different from those entities and individuals. Certain of these individuals also have significant control over our business, policies and affairs as officers or directors of our company. Therefore, you should not invest in reliance on your ability to have any control over our company.

An investment in our company should be considered illiquid.

An investment in our company requires a long-term commitment, with no certainty of return. Because we do not plan to become an SEC reporting company by the traditional means of conducting an initial public offering of our common stock, we may be unable to establish a liquid market for our common stock. Moreover, we do not expect security analysts of brokerage firms to provide coverage of our company in the near future. In addition, investment banks may be less likely to agree to underwrite primary or secondary offerings on behalf of our company or its stockholders in the future than they would if we were to become a public reporting company by means of an initial public offering of common stock. If all or any of the foregoing risks occur, it would have a material adverse effect on our company.

No public market for our common stock currently exists, and an active trading market may not develop or be sustained following this offering.

As we are in our early stages, an investment in our company will likely require a long-term commitment, with no certainty of return. There is no public market for our common stock, and even if we become a publicly-listed company, of which no assurances can be given, we cannot predict whether an active market for our common stock will ever develop in the future.  In the absence of an active trading market:

•	Investors may have difficulty buying and selling or obtaining market quotations;

•	Market visibility for shares of our common stock may be limited; and

•	A lack of visibility for shares of our common stock may have a depressive effect on the market price for shares of our common stock.

Assuming we can find market makers to establish quotations for our common stock, we expect that our common stock will be quoted on the OTC Bulletin Board (known as the OTCBB) or OTCQB market operated by OTC Markets Group, Inc.  These markets are relatively unorganized, inter-dealer, over-the-counter markets that provide significantly less liquidity than NASDAQ or the NYSE MKT (formerly known as the NYSE AMEX).  No assurances can be given that our common stock, even if quoted on such markets, will ever trade on such markets, much less a senior market like NASDAQ or NYSE MKT. In this event, there would be a highly illiquid market for our common stock and you may be unable to dispose of your common stock at desirable prices or at all. Moreover, there is a risk that our common stock could be delisted from the OTCBB/OTCQB, in which case it might be listed on the so called “Pink Sheets”, which is even more illiquid than the OTC Bulletin Board.

17

The lack of an active market impairs your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire additional intellectual property assets by using our shares as consideration.

We may not qualify for OTC Bulletin Board inclusion, and therefore you may be unable to sell your shares.

We will seek to have our common stock will become eligible for quotation on the OTC Bulletin Board and/or OTCQB Market, which we refer to herein as the OTCBB/OTCQB. No assurances can be given, however, that this eligibility will be granted. OTCBB/OTCQB eligible securities include securities not listed on a registered national securities exchange in the U.S. and that are also required to file reports pursuant to Section 13 or 15(d) of the Securities Act of 1933, as amended (which we refer to herein as the Securities Act), and require that we be current in its periodic securities reporting obligations.

Among other matters, in order for our common stock to become OTCBB/OTCQB eligible, a broker/dealer member of FINRA, must file a Form 211 with FINRA and commit to make a market in our securities once the Form 211 is approved by FINRA. As to date, a Form 211 has not been filed with FINRA by any broker/dealer. If for any reason our common stock does not become eligible for quotation on the OTCBB/OTCQB or a public trading market does not develop, purchasers of shares of our common stock may have difficulty selling their shares should they desire to do so. If we are unable to satisfy the requirements for quotation on the OTCBB/OTCQB, any quotation of in our common stock would be conducted in the “pink” sheets market. As a result, a purchaser of our common stock may find it more difficult to dispose of, or to obtain accurate quotations as to the price of their shares. The above-described rules may materially adversely affect the liquidity of our securities.

Even if our common stock becomes publicly-traded and an active trading market develops, the market price our common stock may be significantly volatile.

Even if our securities become publicly-traded and even if an active market for our common stock develops, of which no assurances can be given, the market price for our common stock may be volatile and subject to wide fluctuations in response to factors including the following:

•	actual or anticipated fluctuations in our quarterly or annual operating results;

•	changes in financial or operational estimates or projections;

•	conditions in markets generally;

•	changes in the economic performance or market valuations of companies similar to ours; and

•	general economic or political conditions in the United States or elsewhere.

In particular, the market prices of technology companies like ours have been highly volatile due to factors, including, but not limited to:

•	any delay or failure to conduct a clinical trial for our product or receive approval from the FDA and other regulatory agents;

•	developments or disputes concerning our product’s intellectual property rights;

18

•	our or our competitors’ technological innovations;

•	changes in market valuations of similar companies;

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures, capital commitments, new technologies, or patents; and

•	failure to complete significant transactions or collaborate with vendors in manufacturing our product.

The securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of shares of our common stock.

Our common stock may be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock, which we expect will be quoted for trading on OTCBB/OTCQB, may be considered to be a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our common stock may be a “penny stock” if it meets one or more of the following conditions: (i) the stock trades at a price less than $5 per share; (ii) it is not traded on a “recognized” national exchange; (iii) it has a price less than $5 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15g-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to: (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

19

FINRA sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

You may face significant restrictions on the resale of your shares due to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

Our compliance with complicated U.S. regulations concerning corporate governance and public disclosure will result in additional expenses. Moreover, our ability to comply with all applicable laws, rules and regulations is uncertain given our management’s relative inexperience with operating U.S. public companies.

Assuming we become a regularly reporting company, we will be faced with expensive and complicated and evolving disclosure, governance and compliance laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act and the Dodd-Frank Act. New or changing laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. As a result, our efforts to comply with evolving laws, regulations and standards of a U.S. public company are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, our executive officers have little experience in operating a U.S. public company, which makes our ability to comply with applicable laws, rules and regulations uncertain. Our failure to company with all laws, rules and regulations applicable to U.S. public companies could subject us or our management to regulatory scrutiny or sanction, which could harm our reputation and stock price.

20

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements, which could leave our stockholders without information or rights available to stockholders of more mature companies.

For as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (which we refer to herein as the JOBS Act), we expect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.” If we take advantage of these lessened regulatory requirements, our stockholders would be left without information or rights available to stockholders of more mature companies.

There may be limitations on the effectiveness of our internal controls, and a failure of our control systems to prevent error or fraud may materially harm our company.

Proper systems of internal controls over financial accounting and disclosure are critical to the operation of a public company. As we are a start-up company, we are at the very early stages of establishing, and we may be unable to effectively establish such systems, especially in light of the fact that we expect to operate as a publicly reporting company. This would leave us without the ability to reliably assimilate and compile financial information about our company and significantly impair our ability to prevent error and detect fraud, all of which would have a negative impact on our company from many perspectives.

Moreover, we do not expect that disclosure controls or internal control over financial reporting, even if established, will prevent all error and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. Failure of our control systems to prevent error or fraud could materially adversely impact us.

We may be unable to complete our analysis of our internal controls over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in our company and, as a result, the value of our common stock.

We may be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by our management on, among other things, the effectiveness of our internal control over financial reporting for the first fiscal year beginning after the effective date of our initial registration statement filed with the SEC. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting, as well as a statement that our independent registered public accounting firm has issued an opinion on our internal control over financial reporting.

We are in the very early stages of the costly and challenging process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal controls are effective.

21

If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion on the effectiveness of our internal controls, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our common stock to decline, and we may be subject to investigation or sanctions by the SEC.

We will also be required to disclose changes made in our internal control and procedures on a quarterly basis. However, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company” as defined in the recently enacted JOBS Act, if we take advantage (as we expect to do) of the exemptions contained in the JOBS Act. We will remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 30.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating. Our remediation efforts may not enable us to avoid a material weakness in the future. Any of the foregoing occurrences, should they come to pass, could negatively impact the public perception of our company, which could have a negative impact on our stock price.

Anti-takeover provisions in our charter documents and Delaware law could discourage, delay or prevent a change in control of our Company and may affect the trading price of our common stock.

We are a Delaware corporation and the anti-takeover provisions of the Delaware General Corporation Law may discourage, delay or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder, even if a change in control would be beneficial to our existing stockholders. In addition, our certificate of incorporation and bylaws may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable. Our certificate of incorporation and bylaws:

•	authorize the issuance of “blank check” preferred stock that could be issued by our board of directors to thwart a takeover attempt;

•	provide that vacancies on our board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office;

•	provide that special meetings of stockholders may only be called by our Chairman and/or President, our board of directors or a super-majority (66 2/3%) of our stockholders;

•	place restrictive requirements (including advance notification of stockholder nominations and proposals) on how special meetings of stockholders may be called by our stockholders;

22

•	do not provide stockholders with the ability to cumulate their votes; and

•	provide that only a super-majority of our stockholders (66 2/3%) may amend our bylaws.

We do not currently intend to pay dividends on our common stock in the foreseeable future, and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid cash dividends on our common stock and do not anticipate paying any cash dividends to holders of our common stock in the foreseeable future. Consequently, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Upon dissolution of our company, you may not recoup all or any portion of your investment.

In the event of a liquidation, dissolution or winding-up of our company, whether voluntary or involuntary, the proceeds and/or assets of our company remaining after giving effect to such transaction, and the payment of all of our debts and liabilities will be distributed to the stockholders of common stock on a pro rata basis. There can be no assurance that we will have available assets to pay to the holders of common stock, or any amounts, upon such a liquidation, dissolution or winding-up of our Company. In this event, you could lose some or all of your investment.

23